Exhibit 99.1

Company Contact:	Investor Relations Contact:
Phillip E. Podgorski	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-874-0591	Email: brett@haydenir.com
Email: info@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Receives Expected Notification From Nasdaq Related to Delayed Annual Report

Westminster, MA – July 23, 2025 – TechPrecision Corporation (NASDAQ:TPCS) (“TechPrecision” or “the Company”), today announced it received a standard notice (the “Notice”) on July 18, 2025 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Annual Report on Form 10-K for the period ended March 31, 2025 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) on or before July 15, 2025, the extended period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended. The Notice indicated that the Company has 60 calendar days, or until September 16, 2025, to submit a plan to regain compliance and that Nasdaq can grant an exception of up to 180 calendar days from the Form 10-K due date, or until January 12, 2026, to regain compliance. The Notice from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company has reported separately in the Form 12b-25 filed with the SEC on July 1, 2025 that it is unable to file the Form 10-K within the prescribed time period.

The Company is targeting a filing date of no later than Thursday, July 31, 2025. Filing on July 31, 2025 will result in 31 days late. The table below shows the last 4-quarters filing trend and related days late.

Fiscal Year	Fiscal Qtr	Quarter end	Filing	SEC due date	Actual filing date	Days late

FY 2024	FY	Mar 31, 2024	Annual	Jul 1, 2024	Sep 13, 2024	-74
FY 2025	Q1	Jun 30, 2024	Q1	Aug 14, 2024	Nov 7, 2024	-85
FY 2025	Q2	Sep 30, 2024	Q2	Nov 14, 2024	Jan 21, 2025	-68
FY 2025	Q3	Dec 31, 2024	Q3	Feb 14, 2025	Apr 8, 2025	-53
FY 2025	FY	Mar 31, 2025	Annual	Jun 30, 2025	Jul 31, 2025	-31
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About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, medical, and precision industrial. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; our ability to regain compliance with the continued listing standards of the Nasdaq Capital Market; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.